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DEF 14A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Cyanotech Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 CYANOTECH CORPORATION
73-4460 Queen Kaahumanu Hwy., Suite 102
Kailua Kona, HI 96740
(808) 326-1353

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Monday, September 9, 2008 at 3:00 P.M. Hawaii Standard Time

To Our Stockholders:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders (the "Annual Meeting") of Cyanotech Corporation, a Nevada corporation ("Cyanotech" or the "Company") to be held on Tuesday, September 9, 2008 at 3:00 P.M., Hawaii Standard Time, at the Mauna Lani Resort, 68-1400 Mauna Lani Drive, Kohala Coast, Hawaii, USA, 96743, or at any adjournment or postponement thereof, for the following purposes:

  1.
  To elect six directors to serve until the next Annual Meeting or until their successors are elected and qualified;

  2.
  To amend the 2005 Stock Option Plan to increase by 500,000 shares to a total of 700,000 shares the amount of the Company's common stock authorized for issuance under the 2005 Stock Option Plan;

  3.
  To consider and vote upon ratification of the Audit Committee's selection and the Board of Directors approval of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2009; and

  4.
  To transact other business as may properly come before the meeting or any adjournment thereof.

        These matters are more fully described in the Proxy Statement accompanying this notice.

        In addition to the formal items of business, Cyanotech will review the major developments of fiscal year 2008 and answer appropriate questions that you may have about Cyanotech and its activities.

        The Board of Directors has fixed the close of business on July 25, 2008 as the record date (the "Record Date") for Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The stock transfer books will not be closed between the Record Date and Annual Meeting. Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting; however, all stockholders are cordially invited to attend the meeting.

        It is important that your shares be represented at the meeting. Please sign, date and return the enclosed proxy card in the enclosed envelope, even if you plan to attend the meeting. If you do attend the meeting, you may personally vote, which will revoke your signed proxy. You may also revoke your proxy at any time before the meeting by following the instructions in the Proxy Statement.

        Thank you for your ongoing support and continued interest in Cyanotech. We look forward to seeing you at the meeting.

By Order of the Board of Directors
/s/ William R. Maris Secretary
Kailua-Kona, Hawaii August 15, 2008

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS OF CYANOTECH CORPORATION
To Be Held Tuesday, September 9, 2008

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CYANOTECH CORPORATION (the "Company" or "Cyanotech") of proxies to be voted at the 2008 Annual Meeting of Stockholders (the "Annual Meeting") which will be held on Tuesday, September 9, 2008 at 3:00 P.M., Hawaii Standard Time, at the Mauna Lani Resort, 68-1400 Mauna Lani Drive, Kohala Coast, Hawaii, USA, 96743, or at any adjournment or postponement thereof, for the purposes poses set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card are to be first mailed to stockholders on or about August 15, 2008.

        The Company's principal executive offices are located at 73-4460 Queen Kaahumanu Highway, Suite 102, Kailua Kona, HI 96740.

VOTING RIGHTS AND SOLICITATION

        The enclosed proxy is being solicited on behalf of the Board of Directors of Cyanotech for use at the Annual Meeting.

        The close of business on July 25, 2008 is the record date for stockholders entitled to notice of and to vote at the Annual Meeting. All holders of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting. Each stockholder has one vote for each share so held. At July 25, 2008 was 5,242,270 shares of Common Stock, $.02 par value per share, were issued and outstanding. The presence in person or by proxy of the holders of record of a majority of the voting power of the outstanding shares entitled to vote constitutes a quorum. Directors are elected by a plurality of votes cast. For approval of all other matters to be voted on: when a quorum is present a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Abstentions are counted only for purposes of determining whether a quorum is present. On all proposals a broker who holds shares in the name of a stockholder is entitled to vote such shares even if the broker receives no instructions from the stockholder. Broker non-votes are not treated as votes cast but are counted in determining the existence of a quorum.

        Shares represented by proxies in the accompanying form which are properly executed and returned to Cyanotech will be voted at the Annual Meeting in accordance with the stockholder's instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted:

  a)
  FOR the election of each of the directors as described herein under "Proposal One—Election of Directors";

  b)
  FOR the proposal to amend the 2005 Stock Option Plan as described herein under "Proposal Two—To amend the 2005 Stock Option Plan to increase by 500,000 shares to a total of 700,000 shares the amount of the Company's common stock authorized for issuance under the 2005 Stock Option Plan."

  c)
  FOR ratification of the selection of the independent registered public accounting firm as described herein under "Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm."

Management does not know of any other matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

        The entire cost of soliciting the proxies will be borne by Cyanotech. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, e-mail, facsimile or letter by officers and regular Cyanotech employees who will receive no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting, notifying the Secretary of the Meeting of the revocation of the prior proxy, and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

*****
PROPOSAL ONE:
Election of Directors

Board Nominees

        A board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the six Board nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve until the next Annual Meeting or until such director's successor has been elected and qualified. Voting for the election of directors is non-cumulative. It is the Company's policy that all Board members attend each annual meeting of stockholders; last year all Board members attended the annual meeting of stockholders.

        The following table sets forth certain information regarding the members of the Board of Directors, all of whom, with the exception of Andrew H. Jacobson were elected at the last annual meeting of stockholders. Andrew H. Jacobson was appointed to the Board of Directors on May 16, 2008, pursuant to a Letter Agreement, as disclosed in the Company's Form 8-K dated May 16, 2008 and filed by the Company May 22, 2008. Director Paul C. Yuen, has elected to retire from the Board of Directors as of September 9, 2008.

Name	Principal Occupation	Director Since	Age
Gerald R. Cysewski, Ph.D.	Executive Vice President and Chief Scientific Officer, Cyanotech Corporation	1983	59
Michael A. Davis	Private Investor, Tiburon, CA	2003	55
Andrew H. Jacobson	President and Chief Executive Officer, Cyanotech Corporation	2008	46
Gregg W. Robertson	President and Chief Executive Officer of Robertson & Company (Financial services consultancy), Honolulu, HI	2004	74
David I. Rosenthal	Chief Financial Officer, Hickory Farms, Inc., Maumee, OH	2000	53
John T. Waldron	Chief Executive Officer, Stratmark Services, Deerfield, IL	1998	56

        Additional information on each director's background, place of residence, principal occupations and employment, follows:

        Gerald R. Cysewski, Ph.D.—Dr. Cysewski, Executive Vice President and Chief Scientific Officer, co-founded the Company in 1983 and has served as a director of the Company since that time. From 1990 to May 16, 2008 Dr. Cysewski had served as President and Chief Executive Officer, as well as, Chairman of the Board. Prior to 1990 Dr. Cysewski served in various other capacities for the Company including Vice Chairman and Scientific Director. From 1980 to 1982, Dr. Cysewski was Group Leader of Microalgae Research and Development at Battelle Northwest, a major contract research and development firm. From 1976 to 1980, Dr. Cysewski was an assistant professor in the Department of Chemical and Nuclear Engineering at the University of California, Santa Barbara, where he received a two-year grant from the National Science Foundation to develop a culture system for blue-green algae. Dr. Cysewski received his doctorate in Chemical Engineering from the University of California at Berkeley.

         Michael A. Davis—Tiburon, California:    Mr. Davis was appointed to the Board of Directors of the Company in March 2003 subsequent to his acquisition of $1,250,000 of subordinated convertible debentures of the Company in September 2002. Mr. Davis is a Principal at Ebb and Flow Ventures, a private equity firm; President of Skywords Family Foundation and a Director of Canobie Films, Inc. Mr. Davis attended Harvard University.

        Andrew H. Jacobson—Mr. Jacobson joined the Company as a Director, as well as President and Chief Executive Officer, in May 2008. Mr. Jacobson has more than 23 years of experience in the natural products industry. He was President of the Personal Care Division of the Hain Celestial Group, Inc. from June of 2004 through June of 2007. The Division produced in excess of 10% of Hain's annual net sales in 2007. Hain, headquartered in Melville, New York, is a leading natural and organic food and personal care products company with annual net sales in excess of $900 million. Previously at Hain, he was President of its Natural Products Group. Mr. Jacobson joined Hain in 1997 through its acquisition of Westbrae Natural Foods where he had been President.

         Gregg W. Robertson—Honolulu, Hawaii:    Mr. Robertson was appointed to the Board of Directors of the Company in August 2004. Mr. Robertson is the President and Chief Executive Officer of Robertson & Company, a privately-owned investment banking firm which was established in 1986 and is currently based in Honolulu. Prior to establishing this firm, Mr. Robertson was the President and Chief Executive Officer of Dillingham Industries, Inc., a subsidiary of Dillingham Corporation. Previously

Mr. Robertson held the positions of Executive Vice President and Chief Financial Officer of Dillingham Corporation. Mr. Robertson holds a B.S. degree in Economics from Fairleigh Dickenson University, Teaneck, N.J.

         David I. Rosenthal—Denver, Colorado:    Mr. Rosenthal was appointed to the Board of Directors of the Company in November 2000. Mr. Rosenthal is currently the Chief Financial Officer at Hickory Farms, Inc., a provider of food and gift products. Hickory Farms, Inc. is a private company located in Maumee, Ohio. Previously, he was the Chief Financial Officer of Sanz, Inc, a public-traded company located in Englewood, Colorado that was a value-added reseller for data storage solutions. From 2003 to May of 2006 he was the Executive Vice President and Chief Financial Officer for SpectraLink Corporation, a publicly-traded company located in Boulder Colorado that designed, manufactured and marketed wireless phones for the workplace. Mr. Rosenthal was Executive Vice President and Chief Financial Officer of StarTek, Inc., a provider of customized outsourcing services from 2000 to 2003. Mr. Rosenthal was acting Chief Financial Officer at Celestial Seasoning, Inc. until its merger with the Hain Food Group in 2000 and the Chief Financial Officer of Hauser, Inc., a manufacturer of natural extracts products, from 1994 to 1999. Mr. Rosenthal holds a B.S. degree in Accounting from the University of California at Berkeley and a M.B.A degree from California State University, Hayward. Mr. Rosenthal is also a Certified Public Accountant.

         John T. Waldron—Deerfield, Illinois:    Mr. Waldron was appointed to the Board of Directors of the Company in July 1998. Mr. Waldron is CEO of Stratmark Services in Deerfield, Illinois and Adjunct Professor of Marketing at the Lake Forest Graduate School of Management in Lake Forest, Illinois. From 1986 to 1999, Mr. Waldron was Vice President-Sales and Marketing, Senior Vice President-Sales and Marketing, and Executive Vice President for Takeda U.S.A. Inc., a bulk vitamin and fine chemical products manufacturer. Mr. Waldron was also a Director of Takeda U.S.A. from 1993 to 1999, and served as a member of its Executive Committee and Compensation Committee. Mr. Waldron holds a Master of Management degree from Northwestern University's J. L. Kellogg Graduate School of Management.

        The Board has determined that all nominees, except Mr. Jacobson and Dr. Cysewski, are independent directors as defined in Nasdaq Rule 4200A.

Required Vote

        A plurality of the shares of the Common Stock cast at a meeting at which a quorum is present, is required for the election of directors.

        The Board of Directors unanimously recommends that the stockholders vote FOR all of the above named director nominees. The enclosed Proxy will be voted for this proposal unless a contrary specification is made.

BOARD MEETINGS AND COMMITTEES

Board Meetings

        During fiscal year 2008 the Board met 12 times. Each of our Directors attended 75 percent or more of the meetings of the Board and of Board Committees on which he served.

Director Nomination Process

         Director Qualifications.    The Nominating and Corporate Governance Committee has established guidelines in considering nominations to the Company's Board of Directors. These include: (a) personal characteristics, including such matters as integrity, education, diversity of background and experience, absence of potential conflicts of interest with the Company or its operations, and the availability and willingness to devote sufficient time to the duties of a director of the Company; (b) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (c) experience in the Company's industry and with relevant social policy concerns; (d) experience as a board member of another company; (e) academic expertise in an area of the Company's operations; and (f) practical and mature business judgment. The criteria are not exhaustive and the Nominating and Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes which the members believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating and Corporate Governance Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so the Committee also considers candidates with appropriate non-business backgrounds.

         Identification and Evaluation of Nominees for Directors.    The Board of Directors believes that, based on the Nominating and Corporate Governance Committee's knowledge of the Company's corporate governance principles and the needs and qualifications of the Board at any given time, the Nominating and Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. It is the general policy of the Nominating and Corporate Governance Committee not to accept unsolicited nominations from stockholders. In making its nominations, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the committee's criteria for Board service are re-nominated. As to new candidates, the committee will generally poll the Board members and members of management for recommendations. The committee may also review the composition and qualification of the boards of directors of the Company's competitors, and may seek input from industry experts or analysts. The committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making its determinations, the committee evaluates each individual in the context of the Board as whole, with the objective of assembling a group that can best represent stockholder interests through the exercise of sound judgment. After review of all pertinent data, and due deliberation by the committee, this slate of nominees is recommended to the Board of Directors and the stockholders for election. Historically, the Board of Directors has not relied on third-party search firms to identify director nominees. The committee may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

        Each of the nominees for election at the annual meeting is recommended by the Nominating and Corporate Governance Committee for election.

Independent Directors

        The Board has determined that each of the nominees for director, other than Mr. Jacobson and Dr. Cysewski, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is "independent" under Nasdaq Rule 4200(A). In making its determination, the Board considered transactions and relationships between each director (and any member of his immediate family) and the Company and its subsidiaries and relationships between the directors or their affiliates and members of the Company's senior management personnel and their affiliates.

        The Independent Directors meet in executive session without the Chief Executive Officer or anyone from management attending, at least once annually. In fiscal year 2008 there were 11 such sessions. Gregg W. Robertson acted as the Lead Independent Director for such meetings and was responsible for the issues discussed. Any Independent Director may request an executive session of Independent Directors to discuss any matter of concern.

Stockholder Communication with Directors

        Stockholders may, at any time, communicate in writing with any particular director, or the non-management directors as a group, by sending such written communication to Cyanotech Corporation—Non-Management Directors, 73-4460 Queen Kaahumanu Highway, #102, Kailua Kona, Hawaii, 96740. Copies of written communications received at such address will be directed to the relevant director or the non-management directors as a group.

Code of Conduct and Ethics

        The Company has established a Code of Conduct and Ethics that applies to its officers, directors and employees. The Code of Conduct and Ethics is posted on the Company's web-site www.cyanotech.com. The Code of Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and as a "code of conduct" within the meaning of the Nasdaq listing standards.

Corporate Governance Documents

        The Nominating and Governance Committee Charter and the Code of Conduct and Ethics, are available on the Company's website at www.cyanotech.com. The information contained on the website is not thereby incorporated by reference in, or considered part of, this Proxy Statement unless specifically incorporated. The Company will provide copies of any of these documents, free of charge, to any stockholder upon written request to the Chief Financial Officer, c/o Cyanotech Corporation, 73-4460 Queen Kaahumanu Highway, #102, Kailua Kona, Hawaii, 96740.

Board Committees

        The Board of Directors of the Company has an Audit Committee, Nominating and Governance Committee, and a Compensation and Stock Option Committee.

        The Audit Committee operates and acts under a written charter, which was revised and approved by the Cyanotech Board of Directors in June 2004. A copy of the Charter and Powers of the Audit Committee was filed as an exhibit to the 2004 Notice of Annual Meeting and Proxy Statement and is hereby incorporated by reference. This document can also be found on the Company's website at www.cyanotech.com. The Committee provides independent and objective oversight of (1) the Company's financial reporting processes, (2) the Company's audits of the financial statements, including appointment, compensation and oversight of the Company's independent registered public accounting firm, (3) the Company's internal controls, and (4) risk assessment and risk management policies set by management. The Committee also oversees and monitors the independence, performance and qualifications of the company's independent registered public accounting firm. The Audit Committee also reviews and approves related party transactions and reviews and resolves complaints from any employee regarding accounting, internal controls or auditing matters. All members of the Audit Committee are "independent" directors as defined in Nasdaq Rules 4200A and 4350(d)(2). The Board of Directors has identified David I. Rosenthal as a "financial expert" as defined in Rule 10A(m) of the Securities Exchange Act of 1934. The Audit Committee, comprised of independent directors David I. Rosenthal (chair), Gregg W. Robertson, and Paul C. Yuen, held 4 regularly scheduled meetings during fiscal year 2008.

        The Nominating and Corporate Governance Committee operates and acts under a written charter, which was adopted and approved by the Cyanotech Board of Directors in June 2004. A copy of the Nominating and Corporate Governance Committee Charter was filed as an exhibit to the 2004 Notice of Annual Meeting and Proxy Statement and is hereby incorporated by reference. The Nominating and

Corporate Governance Committee's functions include (1) reviewing the background and qualifications of potential nominees for the Cyanotech Board of Directors presented by stockholders, directors and management, (2) recommending to the Board a slate of nominees to be submitted to the stockholders for election at the next Annual Meeting of Stockholders, (3) advising the Board with respect to matters of Board composition and procedures, and (4) overseeing the annual evaluation of the Board. Among the qualifications considered in the selection of candidates are knowledge, experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability, dedication and absence of conflicts of interest see caption "Director Nomination Process" above. All members of the Nominating and Corporate Governance Committee are "independent" directors under Nasdaq Rule 4200A. The Nominating and Corporate Governance Committee, comprised of independent directors John T. Waldron (Chair), Michael A. Davis and Paul C. Yuen, held 1 regularly scheduled meeting during fiscal year 2008.

        The Compensation and Stock Option Committee operates and acts under a written charter, which was adopted and approved by the Cyanotech Board of Directors. The Compensation and Stock Option Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy, bonus plans and incentive option plans, and approves the grants of stock options to officers, employees and consultants. At least once a year, the Compensation and Stock Option Committee meets in executive session with the other independent directors of the Board to evaluate the Chief Executive Officer's ("CEO") performance. All members of the Compensation and Stock Option Committee are "independent" directors as defined under Nasdaq Rule 4200A. The Compensation and Stock Option Committee, comprised of independent directors John T. Waldron (chair) and Paul C. Yuen, held 3 regularly scheduled meetings during fiscal year 2008.

DIRECTOR COMPENSATION

        At the 2004 Annual Meeting of Stockholders, the stockholders of the Company approved the 2004 Independent Director Stock Option and Stock Grant Plan (the "2004 Plan"). Under the 2004 Plan each Independent Director receives on first election, pursuant to the 2004 Plan, a 10-year option to purchase 1,000 shares of the Company's Common Stock, and thereafter a grant of 875 shares of Common Stock each year that the Independent director is elected to the board. Such grants and options are non-transferable and non-exercisable for six months following the date of grant. In addition, each Independent Director receives an annual fee of $1,000 for participation on the Board and $1,000 per Board meeting attended in person, and is also reimbursed for out-of-pocket costs incurred in connection with attendance at such meetings. Each Independent Director receives $150 for participation in telephonic meetings. An Independent Director who serves as a member of any Board committee receives an annual fee of $500 and an Independent Director who serves as chairperson of a Board committee is entitled to additional compensation as follows: 1) Audit Committee Chairperson—$1,500; 2) Compensation and Stock Option Committee Chairperson—$800; and 3) Nominating and Corporate Governance Committee—$800. Beginning May 16, 2008, as determined by the Compensation and Stock Committee, and ratified by the Independent Directors, with the Chairman abstaining from such ratification, the Chairman of the Board receives additional compensation of $5,000 per annum.

 *****

PROPOSAL TWO:

To Amend the 2005 Stock Option Plan to Increase by 500,000 Shares to a Total of 700,000 Shares the Amount of the Company's Common Stock Authorized for Issuance Under the 2005 Stock Option Plan.

        The 2005 Stock Option Plan (the "2005 Plan") was adopted at the 2005 Annual Stockholder's Meeting on August 22, 2005 with the objective of promoting the interests of the Company by providing key employees (including officers), as well as consultants and other independent contractors who provide valuable services to Company, with the opportunity to acquire common stock of the Company as an incentive to accept a position with the Company or to remain in the service of the Company. Non-employee board members are not eligible to participate in the 2005 Plan.

        The 2005 Plan originally provided for 800,000 shares of common stock, par value $0.05, to be reserved for issuance; however, that number was reduced to 200,000 shares of common stock, par value $0.02, in 2006 in conjunction with a reverse stock split affecting all authorized shares of the Company. The 2005 Plan is administered by the Compensation and Stock Option Committee ("Committee"), subject to approval of the Committee's recommendations by the Board of Directors ("Board"); provided, however, any recommendation for a material increase in the maximum number of shares issuable under the 2005 Plan, a material modification in the eligibility requirements for Plan participation or a material increase in benefits accruing to optionees, is subject to approval by the stockholders of the Company. The proposed increase of 500,000 shares would be a material increase in the maximum number of shares issuable under the 2005 Plan. Therefore, Proposal Two requires stockholder approval.

        On May 16, 2008, the Company appointed a new President and Chief Executive Officer, Andrew H. Jacobson. The terms of his employment include a grant of options under the 2005 Plan equal to 7.5% of the then-issued and outstanding shares of common stock of the Company, or a total of 393,168 shares. His employment Letter Agreement further provided for an immediate grant of 131,056 options, with the balance to remain subject to stockholder approval of an increase in shares authorized for issuance under the 2005 Plan at the 2008 Annual Stockholders Meeting. In order to accommodate the option commitments to Mr. Jacobson and possible additional grants to eligible employees, the Committee recommended to the Board that it recommend to all stockholders that total authorized shares available for stock option grants be increased by 500,000 shares to 700,000 shares. If Proposal TWO is adopted, the 500,000 share increase will cover the 393,168 options promised to Mr. Jacobson and add 106,832 shares for possible grant under the 2005 Plan before it expires on August 21, 2015.

 2005 Plan Benefits as Proposed to be Amended
Cyanotech Corporation 2005 Stock Option Plan (the "2005 Plan")

Description	Dollar Values(1)	2005 Option Plan Number of Units Granted and Authorized(2)	Number of Units Pending Authorization and Grant(3)	Total Units Authorized, Granted and Pending Authorization and Grant
Andrew H. Jacobson, President and Chief Executive Officer(1,2,3)	$554,367	131,056	262,112	393,168
William R. Maris, Chief Financial Officer and Vice President of Finance and Administration(5)	18,200	7,000		7,000
Gerald R. Cysewski, Executive Vice President and Chief Scientific Officer(4)	3,200	2,000		2,000
Glenn D. Jensen, Vice President Operations(4)	3,200	2,000		2,000
Robert J. Capelli, Vice President Sales and Marketing(4)	3,200	2,000		2,000

Executive Officers as a Group:	582,167	144,056	262,112	406,168
Granted to Non-executive employees	62,960	39,350	—	39,350

Total Granted and Pending	645,127	183,406	262,112	445,518
Reserved for Issuance(3)	432,619	16,594	237,888	254,482

Total Units Authorized and Granted and Pending Authorization and Grant	$1,077,746	200,000	500,000	700,000

(1)
Dollar Values reflect the actual value at date of grant for Units Granted and Authorized. See notes 2, 4 and 5. The market value of the Company's $0.02 par value common stock as of July 29, 2008, the last practicable date, was $1.62 per share.

(2)
Stock Plan units granted and pending authorization and grant to Andrew H. Jacobson pertain to a Letter Agreement dated May 16, 2008, as discussed in the full text of Proposal Two. Because Mr. Jacobson was not an employee of the Company on March 31, 2008, the close of the Company's last fiscal year, all units pertaining to him are valued at the Nasdaq Capital Market closing price of $1.41. This reflects, in part, that Mr. Jacobson's total options valued in excess of $100,000 may be non-qualified options under the terms of the 2005 Plan.

(3)
An estimated value of $1.70 is applied to all units Reserved for Issuance. Such value is derived from the average Nasdaq Capital Market Closing Price of $1.69 for the period April 1, 2008 through July 21, 2008. See notes 2, 4, and 5 for discussion of actual grant date values.

(4)
Units granted reflect the closing Nasdaq Capital Market price of $1.60 on date of grant, February 22, 2008.

(5)
5,000 units granted to William R. Maris reflect the closing Nasdaq Capital Market price of $2.60 on date of grant, January 1, 2006, and 2,000 units reflect the Nasdaq Capital Market closing price of $1.60 per note 4.

        Total eligible employees now number approximately 60; to date no consultants or independent contractors have been granted options under the Plan. Shares issuable under the 2005 Plan will either be shares of the Company's authorized but previously unissued common stock, or shares reacquired by the Company, including shares purchased on the open market. All shares granted in the form of options under the 2005 Plan will reduce, on a share for share basis, the number of shares available for subsequent grants. Option grants which were forfeited under the terms of the 2005 Plan will return to the pool of reserved shares and be available for subsequent grants.

        Other material features of the 2005 Plan include: (a) each option granted is exercisable at such time or times up to ten years from date of grant, and for such number of shares as is determined by the Committee and set forth in a duly executed stock option agreement; (b) provision is made for termination or transfer of options in the event of an optionee's termination for misconduct, voluntary termination, cessation of service prior to date of exercise, or death, with discretion in the Committee to determine any post-event adjustments in the exercise dates; (c) options exercise dates may become accelerated upon the occurrence of certain major corporate transactions or a change in control of the Company; (d) the granting of any option, including options available because of the adoption of Proposal Two, is subject to prior approval, if any is necessary, by regulatory authorities; and (e) no shares of the Company's common stock may be issued under the 2005 Plan until full compliance with all applicable federal and state securities laws, including registration of all additional shares proposed in Proposal Two.

        Under the 2005 Plan employees and certain independent consultants may be granted options to purchase shares of the Company's common stock. Options granted pursuant to the 2005 Plan will be options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code if granted to employees or non-statutory stock options, which may be granted to both employees and certain independent consultants, as determined by the Committee. Incentive stock options must be granted for no less than 100% of the market value of the shares as determined on the date of grant, while non-statutory stock options may be granted at any price set by the Committee subject to certain restrictions under the Code. The 2005 Plan also provides that the maximum aggregate fair market value of stock initially exercisable by any person under incentive stock options may not exceed $100,000. Any individual exercise of options in an amount above $100,000 in one calendar year can only be exercised as non-qualified options.

        Because of the Company's previously disclosed federal and state net operating loss carryforward positions, an increase in authorized and granted options will result in no income tax consequences to the Company under existing tax law and regulations for either issuance or exercise. However, with respect to recipients of incentive stock option grants, while there are no immediate tax liabilities upon issuance of any options, tax liabilities will apply on the sale of the underlying stock. With respect to recipients of non-qualified stock option grants, tax liabilities may apply upon issuance or exercise, and will apply upon sale.

Required Vote

        The proposal will be approved if a quorum is present and the number of votes cast in favor exceeds the number of votes cast against the proposal.

        The Board of Directors unanimously recommends a vote FOR approval of increasing by 500,000 shares to a total of 700,000 shares the amount of the Company's common stock authorized for issuance under the 2005 Stock Option Plan.

*****

 PROPOSAL THREE:
Ratification of Selection of Independent Registered Public Accounting Firm Grant Thornton LLP

        On July 10, 2008, KPMG LLP ("KPMG") was notified on behalf of the Audit Committee and the Board of Directors of Cyanotech Corporation (the "Company") that KPMG was dismissed as the Company's principal auditor (independent registered public accounting firm). The termination was approved by the Company's Audit Committee.

        The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended March 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except KPMG's report on the consolidated financial statements of the Company as of and for the year ended March 31, 2007, contained a separate paragraph stating that "As discussed in Note 1 to the consolidated financial statements, effective April 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Shared Based Payment."

        During the Company's two most recent fiscal years ended March 31, 2008 and 2007 and through July 10, 2008, the Company did not have any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there have been no reportable events as that term is described in Item 304(a)(l)(v) of Regulation S-K, except that KPMG advised the Company of the following material weaknesses:

  •
  A material weakness related to controls around the Company's inventory process as of March 31, 2008, and

  •
  The Company did not have adequately trained internal accounting resources as of March 31, 2007.

        The Audit Committee discussed the reportable events with KPMG. The Company has authorized KPMG to respond fully to the inquiries of the successor accountant concerning the subject matter of the reportable events.

        A representative of KPMG is expected to attend the annual meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders present at the meeting.

        On April 3, 2008 the Audit Committee issued a request for proposal to determine the Company's principal auditor for the year ending March 31, 2009. As a result of this process, the Audit Committee decided to select Grant Thornton LLP ("Grant Thornton") as the Company's principal auditor for the year ending March 31, 2009, subject to Grant Thornton's customary client acceptance procedures. On July 22, 2008, the Audit Committee engaged Grant Thornton LLP to become the Company's auditor (independent registered public accounting firm).

        The Company did not engage Grant Thornton in any prior consultations during the Company's fiscal years ended March 31, 2008 or March 31, 2007, or the subsequent period through the date of the filing of this current report on Form 8-K regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements; or (b) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(v), respectively, of Regulation S-K)

        The Audit Committee has selected and the Board of Directors has approved Grant Thornton LLP as the firm to serve as independent auditor or independent registered public accounting firm for the Company for the fiscal year ending March 31, 2009. A representative of Grant Thornton LLP is expected to attend the annual meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders present at the meeting.

        The Board requests that stockholders ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm.

Required Vote

        The proposal will be approved if a quorum is present and the number of votes cast in favor exceeds the number of votes cast against the proposal.

        The Board of Directors unanimously recommends that stockholders vote FOR ratification of Grant Thornton LLP to serve as the Company's independent registered public accounting firm for the year ending March 31, 2009.

 *****
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and beneficial owners of more than 10% of a registered class of the Company's equity securities, (collectively "Insiders") to file reports with the SEC and the National Association of Securities Dealers, Inc. disclosing direct and indirect ownership of Common Stock and other equity securities of the Company and reports of changes in such ownership. Insiders are required by SEC regulation to provide the Company with copies of all Section 16(a) forms filed with the SEC. Based solely on review of copies of Section 16(a) reports received by the Company, and written representations that no other reports were required by the SEC, the Company believes Insiders have complied with all Section 16(a) filing requirements for the fiscal year ended March 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT and RELATED STOCKHOLDER MATTERS

        The following tables set forth information regarding the beneficial ownership of the Company's Common Stock as of July 25, 2008 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company and Common Stock equivalents, (ii) each of the Company's executive officers named in the Summary Compensation Table appearing herein, (iii) each director and (iv) all directors and executive officers named in the Summary Compensation Table appearing herein as a group. The following tables set forth what such persons' beneficial security ownership position would be assuming the exercise of all outstanding stock options and warrants, exercisable on June 26, 2008 or within 60 days of such date. All shares shown are subject to the named person's sole voting and investment power except as noted.

Security Ownership of Certain Beneficial Owners

Name	Shares Beneficially Owned		Approximate Percent Owned
VitaeLab AS, Helse AS, Telecom AS, Andres Kongsgaard Flaaten, Kenneth F. Bern, as a group(1)	509,060		9.7%
Michael A. Davis	872,019	(2)(3)	16.6%

(1)
Per Schedule 13D/A dated June 11, 2008, jointly filed by the reporting persons, due to certain affiliations and relationships among the reporting persons, such reporting persons may be deemed to beneficially own the same securities acquired by one of the reporting persons. Address is c/o VitaeLab AS, Enebakkveien, 117, 0680 Oslo, Norway.

(2)
Includes 80,500 shares over which Mr. Davis holds sole voting and investment power. Also includes 787,019 shares over which Mr. Davis holds shared voting and investment power, including 31,250 shares held by Mr. Davis' spouse, Janet J. Johnstone ("Johnstone"); 175,000 shares held by the Skywords Family Foundation, a charitable foundation of which Mr. Davis and Johnstone are the sole directors; 100,000 shares held by trusts for the benefit of Mr. Davis' and Johnstone's minor children for which Mr. Davis is a co-trustee; and 480,769 shares held by the Michael Arlen Davis Charitable Lead Annuity Trust of which Mr. Davis is a co-trustee.

(3)
Includes options for 750 shares of Common Stock held by a trust for the benefit of Mr. Davis, Johnstone & Mr. Davis' descendents, of which Mr. Davis is a trustee.

Security Ownership of Management

Name	Shares Beneficially Owned		Approximate Percent Owned
Andrew H. Jacobson(1)	—		*
Gerald R. Cysewski(1)	120,402	(2)	2.3%
Robert J. Capelli(1)	5,500	(3)	*
Michael A. Davis(1)	872,019	(4)(5)	16.6%
Gregg W. Robertson(1)	6,125	(6)	*
William R. Maris(1)	7,000	(7)	*
David I. Rosenthal(1)	7,000	(8)	*
John T. Waldron(1)	17,238	(9)	*
Paul C. Yuen(1,11)	13,950		*

All directors and executive officers as a group (9 persons)	1,049,234	(10)	20.0%

*
Less than 1.0%

(1)
In each case, Address is c/o Cyanotech Corporation, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua Kona, HI 96740.

(2)
Includes options for 7,875 shares of Common Stock.

(3)
Includes options for 5,500 shares of Common Stock

(4)
Includes 80,500 shares over which Mr. Davis holds sole voting and investment power. Also includes 787,019 shares over which Mr. Davis holds shared voting and investment power, including 31,250 shares held by Mr. Davis' spouse, Janet J. Johnstone ("Johnstone"); 175,000 shares held by the Skywords Family Foundation, a charitable foundation of which Mr. Davis and Johnstone are the sole directors; 100,000 shares held by trusts for the benefit of Mr. Davis' and Johnstone's minor children for which Mr. Davis is a co-trustee; and 480,769 shares held by the Michael Arlen Davis Charitable Lead Annuity Trust of which Mr. Davis is a co-trustee.

(5)
Includes options for 750 shares of Common Stock held by a trust for the benefit of Mr. Davis, Johnstone & Mr. Davis' descendents, of which Mr. Davis is a trustee.

(6)
Includes options for 1,000 shares of Common Stock.

(7)
Includes options for 5,000 shares of Common Stock.

(8)
Includes options for 750 shares of Common Stock.

(9)
Includes options for 750 shares of Common Stock.

(10)
Includes options for 21,625 shares of Common Stock.

(11)
Has elected to retire as a Director of the Company effective September 9, 2008.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No current member of the Company's Compensation and Stock Option Committee is a current or former officer or employee of the Company or its subsidiaries and no executive officer of the Company was a member of the Compensation Committee of any corporation of which a member of the Company's Compensation and Stock Option Committee is an executive officer.

EXECUTIVE OFFICERS OF THE REGISTRANT

        The executive officers are elected by and serve at the pleasure of the Board.

        The executive officers and other key employees of Cyanotech as of July 25, 2008 are as follows:

Name	Age	Position
Andrew H. Jacobson	46	President and Chief Executive Officer. Cyanotech Corporation and Director effective May 16, 2008
Gerald R. Cysewski, Ph.D.	59	Chairman of the Board, President and Chief Executive Officer, though May 16, 2008 when he resigned these positions and was elected Executive Vice President and Chief Scientific Officer
William R. Maris	59	Chief Financial Officer, Vice President—Finance and Administration, Secretary and Treasurer
Glenn D. Jensen	49	Vice President—Operations
Robert J. Capelli	48	Vice President—Sales and Marketing

        Andrew H. Jacobson—Mr. Jacobson joined the Company as a Director, as well as, President and Chief Executive Officer in May 2008. Mr. Jacobson has more than 23 years of experience in the natural products industry. He was President of the Personal Care division of the Hain Celestial Group from June of 2004 through June of 2007. The division produced in excess of 10% of Hain's annual net sales in 2007. Hain, headquartered in Melville, New York, is a leading natural and organic food and personal care products company with annual net sales in excess of $900 million. Previously at Hain, he was President of its Natural Products Group. Mr. Jacobson joined Hain in 1997 through its acquisition of Westbrae Natural Foods where he had been President.

        Gerald R. Cysewski, Ph.D.—Dr. Cysewski, Executive Vice President and Chief Scientific Officer, co-founded the Company in 1983 and has served as a director of the Company since that time. From 1990 to May 16, 2008, Dr. Cysewski has served as President and Chief Executive Officer, as well as, Chairman of the Board of the Company. Prior to 1990 Dr. Cysewski served in various other capacities for the Company including Vice Chairman and Scientific Director. From 1980 to 1982, Dr. Cysewski was Group Leader of Microalgae Research and Development at Battelle Northwest, a major contract research and development firm. From 1976 to 1980, Dr. Cysewski was an assistant professor in the Department of Chemical and Nuclear Engineering at the University of California, Santa Barbara, where he received a two-year grant from the National Science Foundation to develop a culture system for blue-green algae. Dr. Cysewski received his doctorate in Chemical Engineering from the University of California at Berkeley.

        William R. Maris has served as Chief Financial Officer, Vice President—Finance & Administration, Secretary and Treasurer of the Company since January 2006. From February 2003 to December 2005, he was self employed as a Certified Public Accountant. From September 1994 to January 2003,

Mr. Maris was Chief Financial Officer, Treasurer and Secretary of Market Transport, Ltd., a logistics and transportation provider based in Portland, Oregon. Prior to this he served as Chief Financial Officer and Vice President, Operations of Wholesome and Hearty Foods ("Garden Burger"), a food products manufacturer in Portland, and Chief Financial Officer and Treasurer of Crown Pacific, Ltd., a forest resources and manufacturing concern in Portland. Earlier in his career, Maris was a division treasurer and financial manager for Amfac, Inc. of Honolulu, Hawaii. He began his career at Touche Ross and Company becoming senior auditor and audit supervisor. He holds a B.A. Degree from the University of Oregon.

        Glenn D. Jensen has served as Vice President—Operations since May 1993. He had been Production Manager since 1991. Mr. Jensen joined the Company in 1984 as Process Manager. Prior to joining the Company, Mr. Jensen worked as a plant engineer at Cal-Alga, a spirulina production facility, near Fresno, California. Mr. Jensen holds a B.S. degree in Health Science from California State University, Fresno.

        Robert J. Capelli, has served as Vice President—Sales and Marketing since March 2002. He joined the Company in January 2002 as Director of Sales. Prior to joining the Company, Mr. Capelli was Senior Sales Manager for Forecite-The Source, a division of Tree of Life, Inc. Mr. Capelli holds a B.A. degree from Rutgers University.

 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

        The Compensation and Stock Option Committee reviewed and discussed with senior management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K that follows. Based on that review and discussion, the Committee recommended and the Board of Directors concurred, that the Compensation Discussion and Analysis be included in our Form 10-K and this proxy statement.

        Compensation and Stock Option Committee of the Board of Directors.

John T. Waldron, Chairman
Paul C. Yuen

Compensation Discussion and Analysis

Who is responsible for determining appropriate executive compensation?

        The Compensation Committee has the responsibility for recommending the total compensation program for the Company and its subsidiaries, subject to the approval of the Board. This includes determining the fiscal year 2008 compensation for the Cyanotech Corporation Named Executive Officers ("NEO's") (the individuals named in the Summary Compensation Table herein: (1) Gerald R. Cysewski, Ph.D., Chairman, President and Chief Executive Officer of the Company; (2) William R. Maris, Chief Financial Officer, Vice President-Finance and Administration, Secretary and Treasurer of the Company; (3) Robert J. Capelli, Vice President-Sales of the Company; and (4) Glenn D. Jensen, Vice President-Operations.

What are the objectives of the Company's compensation programs?

        The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, motivate and retain executives of outstanding ability, potential and drive commensurate with the size and development requirements of the Company. Key components include:

  •
  The Company pays competitively with comparable small companies with which the Company competes for talent. To ensure that pay is competitive, the Company compares its pay practices with these companies and sets its pay parameters based in part on this review.

  •
  The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that being total compensation to competitive levels.

  •
  The Company provides stock options for executive officers to ensure that they are motivated over the long term to respond to the Company's business challenges.

        The Compensation Committee endeavors to balance Company needs and values with the employees' needs and believes that it is important that the Committee maintain this relationship.

What are the compensation programs designed to reward?

        The Company's compensation programs are designed to recognize and reward for the Company's annual and long-term performance and individual performance that enhance shareholder value. To that end:

  •
  Company Performance.  The Compensation Committee considers each executive's overall contribution to the Company's long-term and short-term results and projections in relation to the Company goal of achieving sustainable profitability from sales of its products.

  •
  Individual Performance.  The Compensation Committee has not established specific individual goals. The Company has a small executive team of talented individuals with clear divisions of responsibility for achieving the Company's goals. The Compensation Committee evaluates the Chief Executive Officer as a committee, or in conjunction with the other independent members of the Board of Directors (as determined by the full Board). That evaluation entails a review of the Chief Executive Officer's performance and progress towards achieving sustainable profitability through improved long-term and short-term results attributable to the Chief Executive Officer. The Compensation Committee or the full Board (excluding the Chief Executive Officer) acting with the Committee or upon its recommendations also considers relative shareholder return over the same period and chief executive compensation for similar-sized companies with similar results within the relevant geographic and industry area. For other NEO's, the Compensation Committee considers a performance assessment and base salary recommendation from the Chief Executive Officer. The performance evaluations of these executives are based on an overall assessment of each executive's contribution to the Company's long-term and short-term results and projections in relation to the Company goal of achieving sustainable profitability from sales of its products. The compensation for the Vice President-Sales includes a direct commission-based component.

What are the elements of executive compensation?

        The elements of the Company's executive compensation include:

  •
  Base salary and bonus, if awarded.

  •
  Incentive stock option grants.

How is base salary determined?

        The base salaries of the executive officers are determined initially on the basis of one or more salary surveys conducted by third parties as well as surveys of biopharmaceutical companies both nationally and more specifically in the Western United States obtained from public information such as filings with the Securities and Exchange Commission. Based on such surveys, the executive officers' salaries are set within the ranges of the surveys targeted at the median; the exact level is determined after the Committee considers the experience and capability of the executive officer, the level of responsibility and the needs of the Company.

What were the base salary increases for 2008?

        One. As approved under the terms and conditions of the Company's agreement with its senior debt holder, and as reported in the Company's Form 10-K for the fiscal year ended March 31, 2008 and herein, the Company's Chief Financial Officer's annual compensation was increased to $120,000 per year.

Are bonuses paid to executive officers?

        The Committee believes that, as a general rule, annual compensation in excess of base salaries should be dependent on the employee's performance and the Company's performance, and should be awarded based on recommendations of the Committee, and in the discretion of the Board. Accordingly, at the beginning of a fiscal year, the Committee may adopt an incentive plan for executive officers and other key management personnel under which executive officers and other key management personnel may earn bonuses, provided the Company achieves or exceeds the pre-tax net income goal established for the year.

        As approved under the terms and conditions of the Company's agreement with its senior debt holder, and as reported in the Company's Form 10-K for the fiscal year ended March 31, 2008 and herein, the Company's Chief Financial Officer was awarded a bonus of $20,000.

        The net income goal is established in part on the basis of an annual operating plan developed by management and approved by the Board of Directors. The annual operating plan is designed to maximize profitability, within the constraints of economic and competitive conditions, some of which are outside the control of the Company, and is developed on the basis of: (i) the Company's performance in the prior year; (ii) estimates of sales revenue for the plan year based upon recent market conditions and trends and other factors which, based on historical experience, are expected to affect the level of sales that can be achieved; (iii) historical operating cost and cost savings that management believes can be achieved; and (iv) competitive conditions faced by the Company. Taking all of these factors into account, as part of the operating plan, bonus awards are determined and fixed at what is believed to be a realistic level so as to make the incentives meaningful to executives and to avoid penalizing executives and other key management personnel for conditions outside of their control.

        In certain instances, bonuses may be awarded not only on the basis of the Company's overall profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for an executive's efforts in achieving greater than anticipated cost savings, or establishing new or expanded markets for the Company's products. Typically, the maximum bonus that may be awarded for achievement of specific objectives is determined at the beginning of the year to provide the requisite incentive for such performance.

        As a result of such performance-based criteria, executive compensation, and the proportion of each executive's total cash compensation that is represented by incentive or bonus income, may increase in those years in which the Company achieves the anticipated level of growth and profitability. On the other hand, in years in which the Company experiences less than anticipated growth, bonuses and total executive compensation should be lower or not awarded. No bonuses were paid during or for fiscal years 2006 or 2007.

What is the Company's incentive stock option program?

        The 2005 Stock Option Plan (the "2005 Plan") rewards select executives and key employees as an incentive for them to join or remain in the service of the Company. The Compensation and Stock Option Committee administers the Plan.

How does the Company award stock option grants?

        The Committee generally intends to make stock option grants on an annual basis. Each grant is designed to align the interests of the executive officers with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (usually the market price on the date of grant) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if he or she remains in the employ of the Company and the market price of the shares appreciate over the option term. The size of the option grant to each executive officer generally is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also taken into account are the size of comparable awards made to individuals in similar positions in the industry as reflected in external surveys, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods and the number of options held by the individual at the time of grant. Generally, as an executive officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary. The relative weight given to these factors varies with each individual, in the sole discretion of the Committee.

What perquisites and other personal benefits do executive officers have?

        None.

Do executive officers have change-in-control agreements?

        No, however provisions are contained in the 2005 Stock Option Plan concerning acceleration of stock options when a Corporate transaction, as defined in such Plan occurs, unless the option is assumed or replaced by the successor corporation with a comparable option or cash incentive program.

How was the Chief Executive Officer's compensation determined last fiscal year?

        The compensation payable to Dr. Cysewski, the Company's former Chief Executive Officer, in fiscal 2008, was determined by the Committee. Dr. Cysewski's base salary was set at a level which the Board felt would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry. Based on Dr. Cysewski's performance and on the compensation policy summarized in this report, the Compensation Committee decided that Dr. Cysewski's salary would remain at its 2007 level of $130,000.

        The material in the heading "Compensation Discussion and Analysis" and the Report of the Audit Committee, and the accompanying Stockholder Return Performance Graph are not "soliciting material," and are not deemed "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

 EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer and all executive officers of the Company who earned more than $100,000 for services rendered in all capacities to the Company (hereinafter referred to as the "named executive officers") for the fiscal years ended March 31, 2008, 2007, and 2006.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION
Name And Principal Position	Fiscal Year	Salary		Bonus	Option Awards(1)	Total
Andrew H. Jacobson(2)	2008		$—	—	—		—
Gerald R. Cysewski, Executive Vice President and Chief Scientific Officer(3)	2008 2007 2006	$ $ $	130,000 130,000 130,048	— — —	— — —	$ $ $	130,000 130,000 130,048
William R. Maris Chief Financial Officer and Vice President of Finance and Administration	2008 2007 2006	$ $ $	128,077 104,616 23,077	20,000 — —	— —	$ $ $	148,077 104,616 23,077
Robert J. Capelli Vice President of Sales	2008 2007 2006	$ $ $	103,814 101,738 107,462	— —	— — —	$ $ $	103,814 101,738 107,462
Glenn D. Jensen Vice President of Operations	2008 2007 2006	$ $ $	100,091 92,881 96,398	— —	— — —	$ $ $	100,091 92,881 96,398

(1)
Expense recognized in the Company's financial statements. There were stock option awards during fiscal 2008, which the Company reports in accordance with SFAS No. 123R, but which did not require compensation expense to be recorded in the Company's financial statements.

(2)
Mr. Jacobson became President and Chief Executive officer May 16, 2008. He is also a Director of Cyanotech. His annual salary and options awarded as of May 16, 2008 are $335,000 and 131,056 options, respectively, but neither impacted fiscal year 2008.

(3)
Dr. Cysewski resigned as Chairman of the Board, President and Chief Executive officer May 16, 2008. He remains a Director of Cyanotech and serves as Executive Vice President and Chief Scientific Officer.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of March 31, 2008, including the 2005 Stock Option Plan and 2004 Non-Employee Director Stock Option and Stock Grant Plan. The 2005 Stock Plan was approved by the shareholders on August 22, 2005, replacing the Company's terminated 1995 Stock Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (a)(#)	Weighted Average Exercise Price of Outstanding Options (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)(c)(#)
Equity Compensation Plans Approved by Stockholders	111,447	$3.15	167,900
Equity Compensation Plans Not Approved by Stockholders	N/A	N/A	N/A
Total	111,447	$3.15	167,900

OPTION GRANTS IN LAST FISCAL YEAR

        The Company granted no stock options under the 2004 Independent Director Stock Option and Restricted Stock Grant for the fiscal year ended March 31, 2008. Under the 2005 Stock Option Plan for the fiscal year ended March 31, 2008 the Company granted 47,350 options to eligible employees. Such grant did not require that the Company record compensation expense in its financial statement. Subsequent to March 31, 2008, on May 16, 2008 the Company granted 131,056 options to Andrew H. Jacobson upon his appointment as President and Chief Executive Officer. See Proposal Two, herein.

FISCAL YEAR-END OPTION VALUES

        a.    The following table provides information with respect to the named executive officers concerning the number and value of unexercised options held at year end. No SARs have been granted under the Company's 2005 Stock Plan.

			Number of Shares of Common Stock Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-The-Money Options at FY-End ($)(1)
	Shares Acquired on Exercise (#)	Value Realized ($)
Name			Exercisable(4)	Unexercisable	Exercisable	Unexercisable
Gerald R. Cysewski(2)	0	$0	4,750(2)	2,000	$—	$—
William R. Maris(3)	0	$0	5,000(3)	2,000	$—	$—
Robert J. Capelli(2)	0	$0	5,500(2)	2,000	$—	$—
Glenn D. Jensen	0	$0	0	2,000	$—	$—

(1)
Refers to the Market value of shares covered by in-the-money options on March 31, 2008 which was $1.57, less the option exercise price. Options are not in-the-money if the market value of the shares covered thereby is less than the option exercise price, which was so at the fiscal year ended March 31, 2008.

(2)
Options which remain exercisable granted under 1995 Stock Plan.

(3)
Options which are exercisable granted under 2005 Stock Plan. The options were granted under the Company's 2005 Stock Plan on January 2, 2006, and were exercisable in four equal and cumulative annual installments over the optionee's period of service with the Company, beginning one year after the grant date. The option has a term of five years.

(4)
As reported in the Company's 10-K filed June 28, 2006, on March 23, 2006, in response to SFAS No. 123(R), the Compensation and Stock Option Committee of the Company's Board of Directors approved accelerating the vesting of all outstanding unvested employee incentive stock options under the provisions of APB Opinion No. 25, and related interpretations. Options held by non-employees and directors were not included in the vesting acceleration since all such options were already fully vested. The decision to accelerate vesting of all outstanding unvested employee incentive stock options was made to avoid recognizing, pursuant to the Company's April 1, 2006 adoption of SFAS No. 123(R), the non-cash compensation cost related to unvested Employee Incentive Stock Options. These options would otherwise have been unvested as of March 31, 2007 and would have been reflected as a non-cash expense in future statements of operations.

        Due to the Company's having fewer than 100 employees, it was deemed prudent to accelerate the vesting of all outstanding employee incentive stock options including those shown above. This resulted in the company recognizing non-cash compensation expense of approximately $10,000 for the year ended March 31, 2006, representing the estimated benefit of accelerated vesting for those unvested incentive options with exercise prices less than the fair market value of the Company's stock on March 23, 2006. It is estimated that the total future compensation expense that will be avoided in future years is approximately $78,000, before tax, based on the March 23, 2006 acceleration date. The foregoing amount would have primarily impacted fiscal years ending March 31, 2007 through March 31, 2009.

Report of the Audit Committee of the Board of Directors

        The Audit Committee, which met 4 times in fiscal 2008, reviewed and discussed the Company's audited financial statements with management. The Audit Committee discussed with KPMG LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 114, "Communication with Audit Committees," which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, which relates to the independent registered public accounting firm's independence from the Company and its related entities.

        The Audit Committee is governed by the Audit Committee Charter adopted by the Board of Directors, a copy of which was attached as Exhibit A to the 2004 Proxy Statement and is available on the Company's website at www.cyanotech.com. Pursuant to such Charter, the Audit Committee has the following primary responsibilities:

  1)
  Review the performance of the independent registered public accounting firm and make recommendations to the Board of Directors regarding the appointment or termination of the independent registered public accounting firm;

  2)
  Confer annually with the independent registered public accounting firm concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent registered public accounting firm's annual engagement letter, and authorizing the independent registered public accounting firm to perform such supplemental reviews or audits as the Committee may deem desirable;

  3)
  Review the range and cost of audit and non-audit services performed by the independent registered public accounting firm;

  4)
  Review the Company's audited financial statements and the independent registered public accounting firm's opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof;

  5)
  Review the adequacy of the Company's systems of internal controls.

        The firm of KPMG LLP, an Independent Registered Public Accounting Firm, served as the Company's independent registered public accounting firm for the fiscal year ended March 31, 2008. As stated in Proposal Three, the Audit Committee has selected and the Board has approved Grant Thornton LLP to serve as the Company's independent registered public accounting firm for the fiscal year ended March 31, 2009.

        Audit services provided by KPMG consisted of the examination of the Company's annual financial statements and services related to filings with the SEC as well as their review of the Company's quarterly financial statements. All fees paid to KPMG were reviewed and considered for independence by the Audit Committee. In addition, the Audit Committee (i) discussed with KPMG the qualification of the partners and managers assigned to the Company's audit, (ii) reviewed with KPMG the quality control system for the US accounting and audit practice to provide reasonable assurance that the audit was conducted with professional standards, and (iii) confirmed with KPMG that there was appropriate continuity of personnel working on our audits and availability of national office consultation.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

        Submitted by the Audit Committee of the Company's Board of Directors.

David I. Rosenthal, Chairman
Gregg W. Robertson
Paul C. Yuen

Independent Registered Public Accounting Firm's Fees

Audit Fees

        The aggregate fees billed by KPMG LLP, our independent registered public accounting firm, for professional services rendered for the audit of the Company's annual financial statements and timely quarterly reviews for the fiscal year ended March 31, 2008 and 2007 were $341,000 and $361,600, respectively.

Audit Related Fees

        There were no audit related fees billed by KPMG LLP for the fiscal years ended March 31, 2008 and 2007.

Tax Fees

        The aggregate fees billed by KPMG LLP for tax services rendered to the Company, for the fiscal years ended March 31, 2008 and 2007, were $9,000 and $4,800 respectively.

All Other Fees

        There were no other fees billed by KPMG LLP for the fiscal years ended March 31, 2008 and 2007.

        The Audit Committee has considered and does not believe the provision of all other services by the Company's registered public accounting firm have been incompatible with maintaining KPMG LLP's independence. See "Report of the Audit Committee of the Board of Directors."

        A representative of KPMG LLP is expected to attend the 2008 Annual Meeting of Stockholders, and will have an opportunity to make a statement and to respond to appropriate questions from Stockholders.

STOCKHOLDER PROPOSALS

        Information about stockholder proposals intended to be considered at the 2009 Annual Meeting of Stockholders must be received by the Company no later than April 25, 2009. The stockholder proposal must be mailed to the Company's principal executive offices, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, Hawaii 96740, Attention: Corporate Secretary. Such proposal may be included in next year's proxy statement if it complies with Rule 14a-8 of the Securities and Exchange Commission.

OTHER MATTERS

        At the date of this Proxy Statement, the Board of Directors does not know of any business to be presented for consideration at the meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If any other business should properly come before the meeting, the shares represented by Proxies may be voted in accordance with the judgment of the persons named in such proxies.

        Cyanotech Corporation's annual report to the Securities and Exchange Commission on Form 10-K, including financial statements and financial statement schedules, for the most recent fiscal year accompany these proxy materials. Additional copies may be obtained by downloading from the Company's website (www.cyanotech.com), including Exhibits to the Form 10-K. Paper copies of the eight (8) Exhibits identified in the Form 10-K, Item 15(b) with an asterisk (*) will be furnished upon request from persons making a good faith representation that they were a beneficial owner of the Company's securities on July 25, 2008, and upon payment to the Company of its reasonable expenses for furnishing such copies which will be the lesser of $60 per set or $0.68 per page for those requesting less than a full set. Such written requests should be addressed to: William R. Maris, Secretary, Cyanotech Corporation, 73-4460 Queen Kaahumanu Hwy., Suite 102, Kailua-Kona, HI 96740.

        The Annual Report to the Stockholders of the Company, for the fiscal year ended March 31, 2008, including financial statements, is enclosed with this proxy statement.

        You are most cordially invited to attend this meeting in person. However, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy as promptly as possible in the envelope provided. This will not prevent you from voting in person at the meeting if you so desire.

By Order of the Board of Directors

/s/ William R. Maris Secretary
Kailua-Kona, Hawaii August 15, 2008

 This Proxy is furnished in connection with the solicitation by the Board of Directors of CYANOTECH CORPORATION

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.                    ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM
PORTION IN THE ENCLOSED ENVELOPE.

A    Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors	For	Withhold

	01—Gerald R. Cysewski	☐	☐

	02—Michael A. Davis	☐	☐

	03—Andrew H. Jacobson	☐	☐

	04—Gregg W. Robertson	☐	☐

	05—David I. Rosenthal	☐	☐

	06—John T. Waldron	☐	☐

		For	Against	Abstain

2.	To Amend the 2005 Stock Option Plan to Increase by 500,000 Shares to a Total of 700,000 Shares the Amount of the Company's Common Stock Authorized for Issuance Under the 2005 Stock Option Plan.	☐	☐	☐

		For	Against	Abstain

3.	To ratify the selection of Grant Thornton LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2009.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

B    Non-Voting Items
Change of Address — Please print new address below.

C    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy and sign it exactly as your name or names appear on your share. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM
PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CYANOTECH CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, SEPTEMBER 9, 2008

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints William R. Maris and Andrew H. Jacobson and each of them (with full power to act without the other), as proxies, each having full power to substitute, to represent and to vote, as designated below, all shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Corporation to be held Tuesday, September 9, 2008, at the Mauna Lani Resort, 68-1400 Mauna Lani Drive, Kohala Coast, Hawaii, USA 96743 at 3:00 P.M. prevailing local time, and any adjournment thereof, with respect to matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated August 15, 2008.

All other proxies heretofore given by the undersigned to vote shares of stock of Cyanotech Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof as set forth in the Proxy Statement.

Please sign and date this proxy and return in promptly whether you expect to attend the meeting or not. If you do attend the meeting you may vote in person.

QuickLinks

CYANOTECH CORPORATION 73-4460 Queen Kaahumanu Hwy., Suite 102 Kailua Kona, HI 96740 (808) 326-1353
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held Monday, September 9, 2008 at 3:00 P.M. Hawaii Standard Time
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF CYANOTECH CORPORATION To Be Held Tuesday, September 9, 2008
VOTING RIGHTS AND SOLICITATION
REVOCABILITY OF PROXIES
PROPOSAL ONE
BOARD MEETINGS AND COMMITTEES
DIRECTOR COMPENSATION
PROPOSAL TWO
2005 Plan Benefits as Proposed to be Amended Cyanotech Corporation 2005 Stock Option Plan (the "2005 Plan")
PROPOSAL THREE: Ratification of Selection of Independent Registered Public Accounting Firm Grant Thornton LLP
COMPLIANCE WITH SECTION[nc_nb] 16(a)  OF THE EXCHANGE ACT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT and RELATED STOCKHOLDER MATTERS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE OFFICERS OF THE REGISTRANT
COMPENSATION AND STOCK OPTION COMMITTEE REPORT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
EQUITY COMPENSATION PLAN INFORMATION
OPTION GRANTS IN LAST FISCAL YEAR
FISCAL YEAR-END OPTION VALUES
STOCKHOLDER PROPOSALS
OTHER MATTERS
This Proxy is furnished in connection with the solicitation by the Board of Directors of CYANOTECH CORPORATION
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.